UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2025

SOMNIGROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SGI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
Amendment No. 4 to the Credit Agreement

On June 24, 2025, Somnigroup International Inc. (the "Company"), Tempur-Pedic Management, LLC (the "Additional Borrower") and certain subsidiaries of the Company (the "Subsidiary Guarantors") entered into Amendment No. 4 ("Amendment No. 4") among several banks and other financial institutions party thereto (the "2025 Refinancing Term B Lenders") and Bank of America, N.A., as administrative agent, to the Company's 2023 Credit Agreement dated as of October 10, 2023 (as amended, supplemented or otherwise modified as of the effective date of Amendment No. 4, including by Amendment No. 4, the "Credit Agreement"), among several banks and other financial institutions party thereto and Bank of America, N.A., as administrative agent.

Pursuant to Amendment No. 4, the Company repriced its existing term B loans due October 2031 outstanding under the Credit Agreement (the "Term B Loans"), reducing the applicable margin on the Term B Loans by 0.25% to, at the Company's or the Additional Borrower's election, (i) a base rate plus an applicable margin of 1.25%, (ii) a "Term Benchmark" rate (a Term SOFR rate as defined in the Credit Agreement) plus an applicable margin of 2.25% or (iii) an "RFR Loan" rate (a Daily Simple SOFR rate as defined in the Credit Agreement) plus an applicable margin of 2.25%, subject, in each case, to an additional 0.25% rate reduction based on the Company's consolidated total leverage ratio. In connection with the repricing, the Company prepaid $100.0 million of the outstanding Term B Loans (including accrued and unpaid interest in respect thereof) with a borrowing under the revolving credit facility under the Credit Agreement. The repriced Term B Loans will be subject to a prepayment premium in connection with certain repricing transactions that occur on or prior to the six-month anniversary of Amendment No. 4.

Amendment No. 4 did not make any other material changes to the terms and conditions of the Credit Agreement representations and warranties, events of default, or affirmative and negative covenants.

The above description of Amendment No. 4 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 4 dated as of June 24, 2025 by and among Somnigroup International Inc., as parent borrower, Tempur-Pedic Management, LLC, as additional borrower, the subsidiary guarantors party thereto, each lender party thereto and Bank of America, N.A., as administrative agent.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2025

Somnigroup International Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer